UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2013

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2013, Momenta Pharmaceuticals, Inc. (the “Company”) and BMR-Rogers Street LLC (“BMR”) entered into a lease agreement (the “Bent Street Lease”), pursuant to which the Company will lease approximately 104,678 square feet of office and laboratory space located in the basement and first and second floors at 320 Bent Street, Cambridge, Massachusetts (the “Premises”) beginning on September 1, 2013 and ending on August 31, 2016.  Base rent under the Bent Street Lease will be $58.00 per square foot during the first lease year, $59.00 per square foot during the second lease year and $60.00 per square foot during the third lease year.  The Company will be required to provide a security deposit in cash or in the form of a letter of credit in the amount of $747,630.

The Company is required to pay certain operating expenses associated with the Premises as well as utilities supplied to the Premises.  BMR has agreed to pay the Company a tenant improvement allowance of $747,630 (or $30 per square foot) for certain improvements that the Company is constructing in the Premises (the “Improvements”).

The Company has two consecutive options to extend the term of the Bent Street Lease for the Premises for one year each at the then-current fair market value.  In addition, the Company has an additional two consecutive options to extend the term of the Bent Street Lease for five years each for the office and laboratory space located in the basement portion of the Premises at the then-current fair market value.

If the Company enters into a lease (the “675 Lease”) with an affiliate of BMR for the first, second and third floors of the building located at 675 West Kendall Street in Cambridge, Massachusetts (the “675 W. Kendall Building”), and the 675 Lease is for office and laboratory space that is leased in addition to the office and laboratory space in the 675 Kendall Building that the Company currently subleases from Vertex Pharmaceuticals on the fourth and fifth floors, the Company will be entitled to terminate the Bent Street Lease without penalty.   This termination option will not apply to any space in the basement of 320 Bent Street if the Company has exercised its option to continue to lease such basement space.

The 675 Lease, if executed, will contain a right of first refusal (“ROFR”) for the Company as to any rentable premises on the fifth and sixth floors of the 675 W. Kendall Building, provided that the ROFR will be subject to any existing rights of Genzyme Corporation to such space.

The Bent Street Lease is being held in escrow pending a consent to the Lease from the ground lessor of the property as well as a consent, executed by BMR, the Company and Merck, Sharp & Dohme (from whom the Company is currently subleasing the Premises) (“Merck”) consenting to the Improvements and an approximately six-week extension of the term of the Company’s sublease of the Premises from Merck.  If the conditions for the release of the Bent Street Lease from escrow do not occur on or before February 22, 2013 (which date may be extended by the Company and BMR), the Bent Street Lease will become void.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: February 7, 2013	By:	/s/ Richard P. Shea

Richard P. Shea Chief Financial Officer (Principal Financial Officer)